EXHIBIT 77Q1


SUB-ITEM 77Q1:  Exhibits

(e)(1) Investment Advisory Agreement between First Pacific Mutual Fund, Inc. and Lee Financial Group Inc. relating to the First Pacific Low Volatility Fund is incorporated herein by reference to Exhibit (d)(2) in Registrant's PEA No. 34.